Exhibit 10.3

Chart Acquisition Corp.

555 5th Avenue, 19th Floor

New York, NY 10017

[●]

June 11, 2015

Re:	Extension of Promissory Notes

Ladies and Gentlemen:

Reference is made to those certain promissory notes (collectively the “Notes”) dated as of February 10, 2014, September 9, 2014 and February 4, 2015, by and among Chart Acquisition Corp. (the “Maker”) and [●] (the “Payee”).

The Maker and the Payee hereby agree that the maturity dates of the Notes shall be extended to the earlier of: (i) July 31, 2015 and (ii) the date on which the Maker consummates its initial business combination.

This letter agreement supercedes any earlier agreement related to this subject matter and shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

[Signature Page Follows]

Very truly yours,

CHART ACQUISITION CORP.

By:
Title:
Name:

Acknowledged and accepted by:

[●]

By:
Title:
Name: